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MISSISSIPPI CHEMICAL CORPORATION (Name of Registrant as Specified in its Charter)

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MISSISSIPPI CHEMICAL CORPORATION P.O. Box 388 Yazoo City, Mississippi 39194
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 2, 2003

     As a shareholder of Mississippi Chemical Corporation, a Mississippi corporation, you are hereby given notice of, and invited to attend in person or by proxy, the Annual Meeting of Shareholders to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194, on Tuesday, December 2, 2003, at 9:00 a.m. local time, for the following purposes:

    To elect one member to the Board of Directors to serve until the 2005 Annual Meeting of Shareholders, and to elect three members to the Board of Directors to serve until the 2006 Annual Meeting of Shareholders.

    To amend the Articles of Incorporation to reduce the required minimum size of the Board of Directors to seven directors rather than nine.

    To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on October 1, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, such meeting and any adjournments or postponements thereof.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, to assure that your shares are represented at the meeting, please date, execute, and mail promptly the enclosed proxy card in the enclosed, stamped envelope for which no additional postage is required if mailed in the United States. You may also vote via telephone or the internet as instructed on the proxy card.
By Order of the Board of Directors, /s/ Ethel Truly ETHEL TRULY Corporate Secretary

Yazoo City, Mississippi
October 23, 2003

Your vote is important. Please date, execute, and return promptly the enclosed proxy card in the envelope provided or vote via telephone or the internet as instructed on the proxy card.

The Board of Directors unanimously recommends that the shareholders vote "For" each of the nominees for director, "For" amending the Articles of Incorporation to reduce the required minimum size of the Board of Directors to seven directors rather than nine, and "For" the proposal numbered 3.

TABLE OF CONTENTS

MISSISSIPPI CHEMICAL CORPORATION

2003 PROXY STATEMENT

VOTING AND PROXY INFORMATION

Purpose

     This Proxy Statement and the accompanying proxy card are being mailed to the shareholders of the Company(1) beginning October 23, 2003. The Board of Directors (the "Board") is soliciting proxies to be used at the 2003 Annual Meeting of Shareholders which will be held on December 2, 2003, at the time and place stated in the Notice of Annual Meeting accompanying this Proxy Statement ("Annual Meeting"). Proxies are solicited to give all shareholders of record an opportunity to vote on matters presented at the Annual Meeting.

Record Date

Only holders of record on October 1, 2003 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Shares Outstanding

     On the Record Date, 25,356,852 shares of the Company's common stock were issued and outstanding.

Voting of the Shares

     Each holder of the Company's common stock will be entitled to one vote, in person or by proxy, for each share standing in such holder's name on the Company's books on the Record Date, on any matter submitted to a vote of shareholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are given to the contrary on such proxy, the shares of the Company's common stock represented by such proxy will be voted FOR approval of all proposals set forth on the proxy. It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If, however, other matters are properly presented at the Annual Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

Vote Required

     Director nominees are required to receive a plurality of votes present and voting at the Annual Meeting in order to be elected. Amendments of the Articles of Incorporation pertaining to directors are required to receive an affirmative vote of at least two-thirds of the outstanding voting power of the Company in order to be approved.

_______________________
     (1) The terms "Company," "we," "us," and "our" refer to Mississippi Chemical Corporation and its wholly owned subsidiaries and affiliates.

Revocability of Proxies

     A proxy for use at the Annual Meeting is enclosed with this Proxy Statement. A shareholder executing and returning a proxy may revoke it at any time prior to the voting thereof (unless the proxy conspicuously states that it is irrevocable and that appointment is coupled with an interest), either by revoking the proxy in person at the Annual Meeting or by delivering a signed written notice of revocation to the office of our Corporate Secretary (P.O. Box 388, Yazoo City, Mississippi 39194) before the Annual Meeting begins.

Solicitation of Proxies

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, printing, assembling, and mailing the notice, proxy card, and Proxy Statement and the reasonable costs of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by use of the mails. Automated Data Processing, Inc. ("ADP") will perform these services for the Company. The estimated cost is $50,000.

Shareholder Proposals

     Any proposals that shareholders desire to have presented at the 2004 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than July 1, 2004, for inclusion in our 2004 proxy materials.

PROPOSAL -- ELECTION OF DIRECTORS
(PROXY ITEM NO. 1)

     The Company's Articles of Incorporation require that the Board be divided into three classes, with the classes being as nearly equal in number as possible and with one class being elected each year for a three-year term. The number of directors is currently fixed at nine by resolution of the Board.

     One director is nominated for election at the Annual Meeting to serve until the 2005 Annual Meeting of Shareholders, and three directors are nominated for election at the Annual Meeting to serve until the 2006 Annual Meeting of Shareholders.

     During fiscal 2003, the Board lost three members: Mr. Wayne Thames, whose term expired with the 2002 Annual Meeting of Shareholders, and Messrs. David M. Ratcliffe and Haley Barbour, both of whose terms would have expired with the 2005 Annual Meeting of Shareholders and both of whom resigned during fiscal 2003 because they expected changes in their other commitments to reduce significantly the time available to them to devote to the business of the Company. To maintain classes of directors as equally apportioned as possible, Mr. Howie has agreed to serve with the class of directors whose term expires at the 2005 Annual Meeting of Directors.

     The persons named as proxies in the accompanying proxy card have indicated that they intend to vote FOR the election of the four nominees set forth below. See "Nominee for Election to Serve Until 2005" and "Nominees for Election to Serve Until 2006." In the event that any of the nominees for election as director is not available to serve as a director at the time of election at the Annual Meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable. THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

Nominee for Election to Serve Until 2005

     John Sharp Howie, Age 63

     Director of the Company since 1966 and Vice Chairman of the Board since 1988. For more than the past five years, Mr. Howie has been engaged in farming activities in Yazoo County, Mississippi.

Nominees for Election to Serve Until 2006

     Coley L. Bailey, Age 52

     Director of the Company since 1978 and Chairman of the Board since 1988. For more than the past five years, Mr. Bailey has been engaged in farming activities in Yalobusha County, Mississippi.

     Woods E. Eastland, Age 58

     Director of the Company since July 1994. Since 1986, Mr. Eastland has been President and Chief Executive Officer of Staple Cotton Cooperative Association (Staplcotn) and its subsidiary Staple Cotton Discount Corporation (Stapldiscount), a cotton marketing cooperative and a financing cooperative, respectively, each located in Greenwood, Mississippi.

     W. A. Percy II, Age 63

     Director of the Company since 1997. Previously served as director of the Company from 1988-1994. For more than the past five years, Mr. Percy has been engaged in farming activities in Washington County, Mississippi, and other agribusiness enterprises. He is currently President and Chief Executive Officer of Greenville Compress Company, a commercial warehouse and real estate company, and was a partner in Trail Lake Enterprises, a cotton farm and gin, from 1998-2001. Mr. Percy also serves as a director of Entergy Corporation.

Director Continuing to Serve Until 2005

     W. R. Dyess, Age 64

     Director of the Company since 1991. For more than the past five years, Mr. Dyess has served as President of Dyess Farm Center, Inc., in Bardwell, Texas, and ABC Ag Center, Inc., in Corsicana, Texas.

Directors Continuing to Serve Until 2004

     Reuben V. Anderson, Age 61

     Director of the Company since January 2000. For more than the past five years, Mr. Anderson has been a partner in the law firm of Phelps Dunbar LLP in Jackson, Mississippi. He is a director of Trustmark National Bank, BellSouth Corporation, The Kroger Co., and Burlington Resources Inc.

     Frank R. Burnside, Jr., Age 54

     Director of the Company since 1985. For more than the past five years, Mr. Burnside has been a farm supply dealer, Vice President and Manager of Newellton Elevator Company, Inc., Newellton, Louisiana, President of Delta Gin Co., L.L.C., and President of Panola Co., Ltd.

     Charles O. Dunn, Age 55

     Director of the Company since 1992. Mr. Dunn has been employed by the Company since 1978 and was elected President and Chief Executive Officer in April 1993. Prior to becoming President and Chief Executive Officer, he served in various positions within the Company, including Executive Vice President.

     George Penick, Age 55

     Director of the Company since July 1994. Mr. Penick is President of the Foundation for the Mid-South, a private philanthropic foundation, and has served in that position since 1990.

PROPOSAL - AMENDMENT OF THE ARTICLES OF INCORPORATION
(PROXY ITEM NO. 2)

     Item 4b of the Articles of Incorporation shall be amended to decrease the minimum number of directors from nine to seven.

     The current Board of Directors is comprised of nine members. The Company is seeking this amendment to avoid the necessity of replacing any director who should become unable or unwilling to serve before the Company is prepared to search for a new director. The Company's management has no reason to anticipate that any director will become unable or unwilling to serve as a director before the Company is prepared to search for a replacement.

BANKRUPTCY FILING

     On May 15, 2003, Mississippi Chemical Corporation and nine of its direct and indirect subsidiaries and affiliates filed voluntary petitions to reorganize under Title 11 of Chapter 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Mississippi, Western Division ("Bankruptcy Court"), the cases being jointly administered in Joint Case No. 03-02984WEE (the "Case"). Information regarding the Case is available in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission.

BOARD OF DIRECTORS AND COMMITTEES

     The Board manages the business affairs of the Company in accordance with the Mississippi Business Corporation Act and the Company's Articles of Incorporation and Bylaws. All of the Company's directors are independent, nonemployee directors except Mr. Dunn, who is President and Chief Executive Officer. Mr. Dunn does not participate in any action of the Board that relates to executive compensation. The Board met fourteen times in fiscal 2003. Each director spends considerable time in preparing for and attending Board and committee meetings. During fiscal 2003, each current director attended at least 89% of the aggregate of all meetings of the Board and of all committees on which such director served. This statistic excludes three individuals who ceased to be directors during fiscal 2003, as discussed above with respect to the Election of Directors.

Board Committees

     The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The members of the committees are as follows:

Audit	Compensation	Corporate Governance	Executive
Woods E. Eastland, Chairman	John Sharp Howie, Chairman	George Penick, Chairman	Coley L. Bailey, Chairman
Frank R. Burnside, Jr.	Frank R. Burnside, Jr.	Reuben V. Anderson	Charles O. Dunn
W. A. Percy II	W. A. Percy II	Coley L. Bailey	Woods E. Eastland
		W. R. Dyess	John Sharp Howie
George Penick

Audit Committee

     The Audit Committee met eight times in fiscal 2003. The primary duties and responsibilities of the Audit Committee include recommending the appointment of independent auditors and monitoring the accounting and audit functions of the Company. The complete duties and responsibilities of the Audit Committee are set forth in its written Charter, which was amended and restated by the Board on September 27, 2002, to conform the Audit Committee's responsibilities and composition to new rules adopted by the Securities and Exchange Commission and the provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. Each member of the Audit Committee is an independent, nonemployee director.

Compensation Committee

     The Compensation Committee met five times in fiscal 2003. Except when an applicable statute, regulation, or plan provision requires action by the full Board, the Compensation Committee establishes any general changes in wages, salaries, bonuses, perquisites and profit sharing of employees, both exempt and nonexempt; amends and monitors all of our qualified and nonqualified benefit plans; and establishes executive officers' salaries, bonuses, perquisites, stock and other plans; provided, however, the Compensation Committee does not establish compensation and perquisites, or monitor benefit and stock plans, of nonemployee directors.

      Each member of the Compensation Committee is an independent director. None of the members of the Board who served on the Compensation Committee during fiscal 2003 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under Item 402j of Regulation S-K.

Corporate Governance Committee

     The Corporate Governance Committee met five times in fiscal 2003. Its duties and responsibilities include acting as a nominating committee for the slate of directors and officers, periodically reviewing the performance of the Board, and establishing the criteria by which Board members are to be selected and evaluated. The Corporate Governance Committee administers the Directors' Stock Plan (described below under the heading "Directors' Compensation - Nonemployee Directors' Stock Options") and recommends to the full Board compensation for directors' service to the Company. Shareholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Corporate Governance Committee. Each member of the Corporate Governance Committee is an independent, nonemployee director.

Executive Committee

     The Executive Committee did not meet in fiscal 2003. To the extent permitted by law and the Company's Bylaws, the Executive Committee has the authority between meetings of the Board to take all actions that the Board as a whole can take.

Certain Business Relationships

     The Securities and Exchange Act of 1934 requires the Company to disclose certain business relationships. During fiscal 2003, the Company engaged the services of Mr. Anderson's law firm, Phelps Dunbar LLP. The Company anticipates that this relationship will continue during fiscal 2004. In the past, the fees paid have been immaterial in relation to all fees the Company paid to outside counsel. Also, past fees received were not material to Phelps Dunbar LLP in relation to its overall revenues, or material to Mr. Anderson in relation to his compensation from his law firm. However, when the Audit Committee's charter was amended and restated by the Board on September 27, 2002, to conform the Audit Committee's responsibilities and composition to new rules adopted by the Securities and Exchange Commission and the provisions of the Sarbanes-Oxley Act, Mr. Anderson resigned from the Audit Committee. Thereafter, on May 15, 2003, Mississippi Chemical Corporation and nine of its direct and indirect subsidiaries and affiliates filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court in Jackson, Mississippi. The Company selected Phelps Dunbar LLP as its bankruptcy counsel because of the considerable bankruptcy experience and expertise possessed by members of the firm other than Mr. Anderson. Mr. Anderson did not participate in the selection of bankruptcy counsel and is not involved in the representation.

     During fiscal 2003, Newellton Elevator Company, Inc., an affiliate of Mr. Burnside, purchased approximately $255,401 of fertilizer from the Company at market price.

DIRECTORS' COMPENSATION

Fees and Expenses

     During fiscal 2003, all nonemployee directors, except Mr. Bailey and Mr. Howie, received an annual retainer of $20,000 (absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election regarding the retainer made under that plan). In addition, each nonemployee director, except Mr. Bailey, received a $1,000 attendance fee for each day on which he attended a Board and/or Committee meeting. Each nonemployee director was reimbursed for travel expenses related to his attendance at Board and Committee meetings.

     As Chairman of the Board, Mr. Bailey received a $50,000 annual retainer (absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election made under that plan). Mr. Howie, as Vice Chairman of the Board, received an annual retainer of $30,000 (absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election made under that plan). Mr. Dunn, as President and Chief Executive Officer, received no remuneration for serving as a director.

Nonemployee Directors' Stock Options

     Pursuant to the Company's 1995 Stock Option Plan for Nonemployee Directors, as amended, restated, and approved by the Company's shareholders effective November 7, 2000, ("Directors' Stock Plan") each nonemployee director, except Messrs. Bailey and Howie, received in fiscal 2003 an annual grant of nonqualified stock options ("Director Options") to purchase 2,000 shares of the Company's common stock at the exercise price of $1.33 (the "Exercise Price"). Mr. Bailey, as Chairman of the Board, received Director Options to purchase 4,000 shares at the Exercise Price, and Mr. Howie, as Vice Chairman of the Board, received Director Options to purchase 3,000 shares at the Exercise Price. The grant date for all Director Options issued in fiscal 2003 was July 1, 2002. The fiscal 2003 Director Options become exercisable in 20% increments over a five-year period of time after the grant date. Under the Directors' Stock Plan, the Exercise Price for each fiscal 2003 Director Option was determined by calculating the average closing prices of the Company's stock on the New York Stock Exchange for the last 20 trading days prior to the date of the option grant, July 1, 2002.

Nonemployee Directors' Deferred Compensation Plan

     The Nonemployee Directors' Deferred Compensation Plan, which was approved by the Company's shareholders effective November 11, 1997, was terminated by the Board of Directors effective July 31, 2003, except with respect to any participant's deferred stock account (as defined in the plan) theretofore created. The plan had required that directors place at least 50% of their annual retainer at risk in exchange for receipt of deferred compensation based on future growth in the value of the Company's common stock. All deferrals under the plan were for a minimum of 18 months, which, as more particularly described in the plan, could have been shortened by the director's end of service to the Board or disability, or a change in control of the Company. In addition, each nonemployee director has had the option to place all or part of the other half of his annual retainer at risk for receipt of deferred compensation based on future growth in the value of the Company's common stock. All nonemployee directors exercised their rights to irrevocably elect to defer the remaining 50% of their 2003 annual retainer with the exception of Messrs. Burnside, Howie and Dyess, each of whom elected not to make an additional deferral.

     We have maintained a "deferred stock account" in each nonemployee director's name on our books. This account reflects a number of shares of "deferred stock" in the Company equal to 150% of the number of shares that could have been purchased with the deferred amount at the lesser of the market price on the first day of the retainer period (January 1) or the market price as of the July 1 immediately prior to the retainer period. Deferred stock credited to a director's account was phantom stock that provided no voting rights or other incidents of ownership of stock and constituted merely a bookkeeping entry reflecting an unsecured debt owed by the Company to the nonemployee director. Each nonemployee director's account was credited with dividends (expressed as a number of deferred shares) and would have been adjusted to reflect any stock splits, exchanges of stock in connection with a merger, and the like. Distributions from each nonemployee director's deferred stock account were made, at the election of the director, in the form of common stock of the Company or cash; provided, however, the Company reserved the right to make such distributions in cash. Stock distributions with respect to phantom stock were made on the basis of one phantom stock unit to one share of Company stock. Cash distributions with respect to phantom stock were made on the basis of the value of the Company's stock on the date of distribution determined by calculating the average closing price of the Company's stock on the New York Stock Exchange for the last 20 trading days prior to the distribution date. After the Company's stock was delisted from the New York Stock Exchange on February 11, 2003, and began trading on the Over the Counter Bulletin Board ("OTC Board"), the OTC Board price for the last 20 trading days prior to the distribution date was used to value the Company's stock on the date of distribution.

     Because the Company filed for reorganization under the Bankruptcy Code on May 15, 2003, each participant has filed a proof of claim for the value of the number of shares of deferred stock in his deferred stock account on the filing date, the value of each share having been determined by calculating the average closing price of the Company's stock on the OTC Board for the last 20 trading days prior to May 15, 2003. These claims are unsecured.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

     The Board has established a Compensation Committee, each member of which is required to be an independent, nonemployee director.

     Our executive compensation program was designed to attract and retain qualified executives by providing a total compensation package competitive with compensation packages provided by comparable organizations. In addition, the executive compensation program was intended to align the interests of management with the interests of our shareholders and to promote the enhancement of shareholder value by encouraging our executive officers to maintain a certain level of stock ownership and by providing stock-based performance compensation arrangements. Through its bonus programs, the executive compensation program also encouraged management to attain preset financial goals for the Company. The 2003 fiscal year executive compensation program and a specific discussion as to the compensation of Mr. Dunn, the President and Chief Executive Officer, are set forth below.

Stock Ownership Guidelines

     In order to advance its belief that shareholder value would be enhanced by tying the interests of the Company's executive officers to those of the Company's shareholders, the Compensation Committee established stock ownership guidelines for the executive officers to encourage or, in some circumstances, require each executive officer to own and maintain a certain amount of the Company's common stock at the officer's own expense. The specific guideline amount applicable to each officer is dependent on the officer's salary and position with the Company.

Base Salary

     The Compensation Committee approved the individual salary levels set forth on the Summary Compensation Table for the five highest compensated executive officers (collectively, the "Named Executive Officers") after (i) reviewing factors such as position and compensation levels for comparable positions in similar organizations (including companies represented in the Custom Composite Index now shown in the Performance Graph below under the heading "Executive Compensation - Performance Graph"), (ii) conducting subjective individual performance evaluations that focused upon key financial criteria, such as earnings per share, return on equity and growth in shareholder value and nonfinancial performance measures, such as employee, customer and supplier relationships, environmental compliance, employee safety, productivity enhancements and management development, and (iii) considering the recommendations of Mr. Dunn regarding individual pay treatment for the Named Executive Officers other than himself. The Committee's evaluation of Mr. Dunn was based on the same criteria plus the following additional subjective criteria: his representation of the Company to investors and financial analysts, his participation in industry and community affairs; his relationships with our customers, our lenders, the Board, and our employees; and his leadership of the Company in its reorganization pursuant to Chapter 11 of the Bankruptcy Code. Because of the performance of the Company during fiscal 2003, Mr. Dunn did not receive an increase in his compensation.

Annual Bonuses

     The Officer and Key Employee Incentive Plan, which was approved by the Company's shareholders effective November 11, 1997, permitted annual bonuses to participants selected by the Compensation Committee based on an "economic value added" concept. No bonuses were paid under the Officer and Key Employee Incentive Plan with respect to fiscal years 2003, 2002, or 2001 because the Company's financial performance did not reach the minimum level necessary for a bonus to be paid.

     The Officer and Key Employee Incentive Plan was terminated by the Board effective May 14, 2003.

     The Named Executive Officers, along with all of our other corporate headquarters and nitrogen employees, were also eligible for a profit sharing payment under the Company's profit sharing plan of up to 10% of their base annual salaries, based solely on our nitrogen operating results during fiscal 2003. Neither the Named Executive Officers nor any other employee received a profit sharing payment with respect to fiscal years 2003, 2002 or 2001 because our nitrogen operating results were below the amounts required for payment.

Executive Deferred Compensation Plan

     Effective June 27, 2001, the Company terminated the Executive Deferred Compensation Plan as a result of the Company's performance except with respect to any participant's deferred stock account (as defined in the plan) theretofore created.

     The Executive Deferred Compensation Plan, which was approved by the Company's shareholders effective November 11, 1997, was implemented to align participants' interests with those of the shareholders by allowing the participants to risk certain compensation otherwise payable to them for deferred compensation based on future growth in the value of the Company's common stock. Prior to the plan's termination, participants could irrevocably elect, prior to the beginning of a calendar year, to defer for a minimum period of 18 months from the date of the election some or all of any profit sharing, bonus payment and/or up to 10% of their salaries that they would otherwise have received in such calendar year.

     The Company opened a "deferred stock account" in each participant's name on the Company's books. This account reflects a number of shares of "deferred stock" in the Company equal to 150% of the number of shares that could have been purchased by the participant with the deferred amount at a purchase price equal to the lesser of (i) the market price as of the July 1 immediately prior to the calendar year in which the payment in question would otherwise have occurred or (ii) the market price on the date the deferred amount would otherwise have been paid. Market price was defined as the average closing price of the Company's stock on the New York Stock Exchange for the last 20 trading days prior to the date in question. Deferred stock provided no voting rights or other incidents of ownership of stock and constituted merely a bookkeeping entry reflecting an unsecured debt from the Company to the participant. Each participant's account was credited with dividends (expressed as a number of deferred shares) and would have been adjusted to reflect any stock splits, exchanges of stock in connection with a merger, and the like. Payment, when made, was in the form of actual Company common stock, and the number of shares received equaled the number of deferred shares then credited to a participant's deferral account; provided, however, the Company reserved the right to make such distribution in cash. Distribution would be made on the date to which the participant elected to defer compensation, including any extensions thereof (or, as more particularly described in the plan, earlier if the participant ceased to be an employee due to separation of employment, retirement, total disability, death or unforeseeable emergency). The deferred payment was not included in a participant's income until distribution of the stock was made from the stock deferral account. The amount taken into income was the then market value of the Company's common stock times the number of shares received.

     Because the Company filed for reorganization under the Bankruptcy Code on May 15, 2003, each participant with a deferred stock account has filed a proof of claim for the value of the number of shares of deferred stock in his deferred stock account on the filing date, the value of each share having been determined by calculating the average closing price of the Company's stock on the OTC Board for the last 20 trading days prior to May 15, 2003. These claims are unsecured.

Stock Incentive Plan

     The Compensation Committee also administered the Company's Amended and Restated 1994 Stock Incentive Plan (the "Stock Incentive Plan"), which was approved by the Company's shareholders effective November 9, 1999. The Committee evaluated the contribution of executive officers (including the Named Executive Officers) and key employees, and based on its evaluation, on July 1, 2002, granted nonqualified stock options ("Employee Options") to purchase an aggregate of 422,500 shares of the Company's common stock. The specific grants made to the Named Executive Officers are set forth in the Stock Option Grants Table below under the caption "Stock Options" within the description of "Executive Compensation." Individual grants were based primarily on the grantee's level of responsibility and potential impact on the Company's consolidated performance. The exercise price applicable to Employee Options could not be less than 100% of the fair market value of the common stock of the Company on the date the Employee Option was granted and could not be less than 110% in specified circumstances. However, the Compensation Committee had the authority to select an exercise price greater than 100% or 110% of the fair market value of the common stock of the Company on the date the stock option was granted. In fiscal 2003, the exercise price was $1.33 per share, which was market value for common stock of the Company as of the date of the grant. The Committee determined the fair market value of the common stock of the Company on the date of the Employee Option grant to be the average of the closing prices of the Company's stock on the New York Stock Exchange for the last 20 trading days prior to the date of such grant.

     Effective May 14, 2003, the Stock Incentive Plan was terminated by the Board except with respect to options already issued under the plan.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

     Section 162(m) of the Internal Revenue Code generally limits the Company's federal income tax deduction for compensation paid to each of the Named Executive Officers to $1,000,000 per year. The Internal Revenue Code provides an exemption from the deduction limit for certain types of "performance-based compensation." The Compensation Committee's general philosophy has been to obtain shareholder approval of incentive compensation arrangements for the Named Executive Officers to qualify such compensation for the "performance-based compensation" exemption and to preserve the related federal income tax deduction for compensation for any Named Executive Officer that exceeds $1,000,000 in any given year. Specifically, the Stock Incentive Plan, the Officer and Key Employee Incentive Plan and the Executive Deferred Compensation Plan were generally intended to provide benefits that qualify as "performance-based compensation" exempt from the $1,000,000 deduction limit and were approved by the Company's shareholders. However, the Compensation Committee has not adopted a blanket policy limiting executive compensation to fully tax-deductible amounts in every case, and nondeductible payments could occur, for example, in the event of a change of control.

     None of the Named Executive Officers exceeded the $1,000,000 limit for fiscal year 2003. It is not anticipated that any of the Named Executive Officers will exceed such limit for fiscal year 2004.

Compensation Committee Composition

     The foregoing report is submitted by the members of the Compensation Committee as of the Record Date: John Sharp Howie (Chairman), Frank R. Burnside, Jr., and W. A. Percy II.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The table below sets forth the compensation paid by the Company to each of the Named Executive Officers during fiscal years 2003, 2002, and 2001.

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Other Annual Compensation(3) ($)	Securities Underlying Options (#)	All Other Compensation(4) ($)
Charles O. Dunn President and Chief Executive Officer	2003 2002 2001	516,743 516,743 503,573	0 0 0	5,750 5,225 5,100	38,000 38,000 38,000	0 0 888,973
C. E. McCraw Senior Vice President- Operations	2003 2002 2001	280,213 280,213 273,071	0 0 0	5,750 5,225 5,100	30,000 30,000 20,000	0 0 338,696
Robert E. Jones Senior Vice President- Corporate Development	2003 2002 2001	280,213 280,213 273,071	0 0 0	5,750 5,225 5,100	30,000 30,000 20,000	0 0 325,988
Timothy A. Dawson Senior Vice President and Chief Financial Officer	2003 2002 2001	227,358 227,358 221,564	0 0 0	5,750 5,225 5,100	25,000 25,000 15,000	0 0 91,162
William L. Smith Vice President and General Counsel	2003 2002 2001	227,307(5)216,429 210,913	30,000 20,000 0	5,440 5,225 5,100	25,000 25,000 15,000	0 0 16,250

     (1)  The Compensation Committee did not award raises to executive officers, including the Named Executive Officers, in fiscal 2003 or fiscal 2002. However, the Compensation Committee did award a 3% general raise during fiscal year 2001 to all employees (including executive officers and the Named Executives) effective May 16, 2001. The salary information above is each Named Executive Officer's actual salary for each fiscal year. Therefore, the salary given for fiscal year 2001 reflects only a month and a half of the 3% increase effective May 16, 2001. The salary given for fiscal years 2002 and 2003 reflects 12 months of the same 3% increase effective May 16, 2001. See note (5) below for further discussion of Mr. Smith's compensation.

     (2)  None of the Named Executive Officers received a bonus under the Officer and Key Employee Incentive Plan or a profit sharing payment under the Company's profit sharing plan applicable to all headquarters and nitrogen employees for fiscal years 2001, 2002 or 2003, because the Company did not meet the financial tests under such plans for bonuses or profit sharing payments to be distributed. Mr. Smith's 2002 and 2003 bonuses were unanimously approved by the Board because of certain specific accomplishments and not pursuant to the plans mentioned above.

     (3)  Amounts represent the Company's matching contributions on the employee's salary contributions under the 401(k) Plan and, until the termination of the Supplemental Benefit Plan, also included the amount of such matching contributions which the Company would have made pursuant to the 401(k) Plan but for the effect of certain provisions of the Internal Revenue Code and regulations thereunder.

     (4)  Effective June 27, 2001, the Board terminated the Supplemental Benefit Plan, which had been established in 1984 because certain provisions of the Internal Revenue Code and regulations thereunder prohibit the Company from providing to the Named Executive Officers and certain others the same benefits which the Company provides to all other regular employees under its Pension Plan and 401(k) Plan. The Board terminated the Supplemental Benefit Plan as a result of the Company's performance and to prevent the accrual of additional liability under such plan, and the Company exercised its right under the Supplemental Benefit Plan to settle all liabilities thereunder. The amount distributed to each Named Executive Officer represents the net present value of the future distributions (accrued prior to the date of termination) the Named Executive Officer would have received based on the 5.78% discount rate required by the Internal Revenue Code and regulations thereunder. The distribution was a taxable event for each Named Executive Officer for federal and state income tax purposes.

     (5) Mr. Smith did not receive a raise in fiscal 2003. The higher amount reflected in his annual compensation includes a payment of earned vacation made in connection with changes in his length of employment and various other employment terms

Stock Options

     The following table contains information concerning the grant of Employee Options to the Named Executive Officers during fiscal 2003. We are required to use the Black-Scholes option pricing model (or a similar model) to develop the theoretical values set forth under the "Grant Date Present Value" column, despite the effect of the Company's bankruptcy and past performance on the value of Employee Options given. The Black-Scholes option pricing model includes assumptions which may or may not be realized or realistic. Each Named Executive Officer receives value from the Employee Options only to the extent that the price of the Company's common stock on the exercise date exceeds the price (as calculated under the Stock Incentive Plan) of the stock on the grant date. Thus, there is no assurance that the value received by the Named Executive Officers will be at or near the value estimated by the Black-Scholes model. These amounts should not be used to predict performance of the Company's common stock. If exercised on October 1, 2003, the Employee Options granted in fiscal 2003 would have no value since the market value of the Company's common stock as of that date was less than the exercise price of $1.33 per share.

Stock Option Grants During Fiscal Year 2003
	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Stock Options Granted to Employees in Fiscal Year(1)	Purchase, Exercise, or Base Price(2) ($/Share)	Expiration Date	Grant Date Present Value(3) ($)
Charles O. Dunn	38,000	8.9	1.33	07/01/12	13,300
C. E. McCraw	30,000	7.1	1.33	07/01/12	10,500
Robert E. Jones	30,000	7.1	1.33	07/01/12	10,500
Timothy A. Dawson	25,000	5.9	1.33	07/01/12	8,750
William L. Smith	25,000	5.9	1.33	07/01/12	8,750

     (1)  Total Employee Options granted during fiscal 2003 were 422,500. All options granted are exercisable six months after their July 1, 2002, grant date. All options vest immediately in the event of a change of control as defined in the Stock Incentive Plan. No stock appreciation rights ("SARs") were granted in fiscal 2003.

     (2)  Determined by the average of the closing prices of the Company's common stock on the New York Stock Exchange on the 20 trading days prior to the grant date, July 1, 2002.

     (3)  The Black-Scholes option pricing model assumptions include (a) an option term of six years, (b) a risk-free rate of return of 3.03%, and (c) a 33% volatility. If exercised on October 1, 2003, the stock options granted in fiscal 2003 would have no value since the market value of the Company's common stock as of that date was less than the exercise price of $1.33 per share.

Option Exercises and Holdings

     The following table sets forth information relating to the exercise of options during fiscal 2003 by the Named Executive Officers and unexercised options held by the Named Executive Officers as of June 30, 2003:

Aggregated Option Exercises in Fiscal Year 2003 and Value of Unexercised Options at End of Fiscal Year 2003
	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End 06/30/03 (#)		Value of Unexercised Stock Options at FY-End 06/30/03 ($)
Name	(#)	($)	Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Charles O. Dunn	0	0	386,288	0	0	0
C. E. McCraw	0	0	219,210	0	0	0
Robert E. Jones	0	0	213,750	0	0	0
Timothy A. Dawson	0	0	153,225	0	0	0
William L. Smith	0	0	121,250	0	0	0

     (1)  Exercisable numbers are the number of options that could have been exercised as of June 30, 2003.

Pension Benefits

     The following table sets forth the estimated single-life annual pension annuity benefit provided to eligible participants at age 65 under the Company's defined benefit plan (the "Pension Plan"), based on the specified levels of pay and years of credited service. Benefits under the Pension Plan were frozen as of April 30, 2003, which means that pay and service after that date will not be taken into account in determining benefits. Listed benefits are not subject to deductions for social security or other offset amounts. The Internal Revenue Code prohibits the Company from providing full benefits under the Company's Pension Plan to executive officers, including the Named Executives, and certain other employees.

Pension Plan Table (in dollars)
	Years of Service
Remuneration	15	20	25	30	35
25,000	4,688	6,250	7,813	9,375	10,938
50,000	9,375	12,500	15,625	18,750	21,875
100,000	22,103	28,390	34,700	40,965	47,793
150,000	37,103	48,390	59,700	70,965	82,793
200,000	52,103	68,390	84,700	100,965	117,793
250,000	52,103	68,390	84,700	100,965	117,793
300,000	52,103	68,390	84,700	100,965	117,793
350,000	52,103	68,390	84,700	100,965	117,793
400,000	52,103	68,390	84,700	100,965	117,793
450,000	52,103	68,390	84,700	100,965	117,793
500,000	52,103	68,390	84,700	100,965	117,793

Pension benefits are based on the average of the participant's five highest consecutive annual earnings amounts during employment and do not include bonus, overtime or shift differentials. The table below shows the average earnings (calculated as described above) of, and the number of years of credited service obtained by, the Named Executive Officers as of April 30, 2003.

Name	Average Earnings*	Years of Service
Charles O. Dunn	$501,665	24
C. E. McCraw	$273,989	29
Robert E. Jones	$273,989	28
Timothy A. Dawson	$222,308	21
William L. Smith	$206,674	5

* The amounts listed do not reflect the earnings limits imposed by Internal Revenue Code Section 401(a)(17). Pension benefits for the Named Executive Officers will not be calculated in the manner provided by the Pension Plan for all participants, but will be limited by operation of Internal Revenue Code Section 401(a)(17), absent a change in the law.

Retention Agreements

     The Compensation Committee had previously approved amended and restated severance agreements with each of the Named Executive Officers (all dated as of July 29, 1996, except Mr. Smith's which is dated October 1, 1997) in order to secure their commitment to remain employed with the Company at least through July 31, 2004, and because of the Compensation Committee's determination that their performance, retention and impartial assistance to the Board in certain events would be enhanced thereby. These agreements as amended and restated were in effect during fiscal 2003.

     However, following the end of fiscal 2003 and in light of the Company's filing for reorganization, the Compensation Committee approved different agreements with the Named Executive Officers which supersede the earlier severance agreements in their entirety and include retention bonus payments tied to various milestones in the bankruptcy proceedings. The new agreements are substantially less advantageous to the Named Executive Officers than the prior severance agreements and are adapted to a bankruptcy setting with the intent of inducing the Named Executive Officers (except Mr. Smith) to remain with the Company throughout the pendency of the Case. Mr. Smith's term of employment will expire December 31, 2003. On October 2, 2003, the Bankruptcy Court approved the agreements in camera and placed them under seal. In the event of the termination of a Named Executive Officer's employment without "cause" (as defined in the agreement) or due to "constructive termination" (as defined in the agreement) and if the Named Executive Officer complies with certain covenants set forth in the agreement, the Named Executive Officer (other than Mr. Smith) will, for a period of nine months and in lieu of payments under the Company's Supplemental Unemployment Benefit Plan, be provided a continuation of base salary, medical and dental COBRA coverage (or a cash equivalent of premiums), other company-provided insurance coverage (or a cash equivalent of premiums), and a pro rata portion of the next installment of any retention payment thereunder. No benefits will be payable if the Named Executive Officer is offered employment by a successor employer to the Company, by the transferee of all or a substantial part of the Company's assets, by an acquiror of the Company or by the Company after its acquisition or merger. If Mr. Smith's employment is terminated in the same circumstances prior to the expiration of his employment term, he will receive a continuation of his compensation until December 31, 2003. The agreements with the other Named Executive Officers expire on the earlier of July 1, 2005, the confirmation of a plan of reorganization or a substantially completed liquidation.

Performance Graph

     The following graph compares the five-year cumulative total returns (June 30, 1998 - June 30, 2002) of an investment of $100 in the Company's common stock, the S&P 600®, and the 6-Stock Custom Composite Index, a self-selected peer group of fertilizer manufacturers that consists of Agrium Inc., IMC Global Inc., Norsk Hydro AS-ADR, Phosphate Resource Partners, Potash Corporation of Saskatchewan and Terra Industries Inc.

	Jun-98	Jun-99	Jun-00	Jun-01	Jun-02	Jun-03

Mississippi Chemical Corp.	$100	$62	$ 31	$ 20	$ 7	$ 0
Custom Composite Index (6 Stocks)	$100	$79	$ 81	$ 82	$ 94	$ 93
S&P Smallcap Index	$100	$98	$112	$124	$125	$120

The 6-Stock Custom Composite Index consists of Agrium Inc., IMC Global Inc., Norsk Hydro AS-ADR, Phosphate Resource Partners, Potash Corp. of Saskatchewan and Terra Industries Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     To the best of the Company's knowledge, no person or group was the beneficial owner of more than five percent of the Company's common stock as of June 30, 2003, based on filings required of such owners by the Securities and Exchange Commission.

Security Ownership of Management

     The following table shows the number of shares of the Company's common stock that was beneficially owned by each director and Named Executive Officer as of October 1, 2003, together with the aggregate number of shares owned beneficially by all directors and executive officers as a group. No director or executive officer listed below beneficially owned more than 1% of the shares outstanding as of October 1, 2003, except Mr. Dunn who beneficially owned approximately 1.53% of the shares outstanding. The sum of the beneficial ownership of all directors and executive officers as a group represents approximately 8.91% of the shares outstanding as if the options and deferred stock units among those shares had all been outstanding on October 1, 2003.

Nonemployee Directors	Amount and Nature of Beneficial Ownership(1)
Reuben V. Anderson(2)	117,644
Coley L. Bailey(3)	279,335
Frank R. Burnside, Jr. (4)	97,291
W. R. Dyess(5)	96,081
Woods E. Eastland(6)	154,848
John Sharp Howie(7)	123,360
George Penick(8)	133,799
W. A. Percy II(9)	131,549
Named Executive Officers
Charles O. Dunn(10)	428,349
C. E. McCraw(11)	239,287
Robert E. Jones(12)	231,267
Timothy A. Dawson(13)	169,192
William L. Smith(14)	128,719
All Directors and Executive Officers as a Group(15)	2,332,726

     (1) Beneficial ownership is the ownership of stock, either direct or indirect, which includes the power to vote or the power to dispose of the stock. Stock which an individual may acquire by exercising options or by distribution from an employee benefits plan is beneficially owned under certain circumstances even if such an exercise or distribution has not taken place.

     The figures in the table include shares of stock that the named individuals own directly. In addition, these figures include shares that certain named individuals own, or are presumed to own, indirectly as a result of their relationship with another person or entity.

     The table reflects deferred stock units credited to individual directors under the Nonemployee Directors' Deferred Compensation Plan and to individual executive officers under the Executive Deferred Compensation Plan. The figures in the table assume that deferred stock units could be converted into common stock and distributed to the named individuals within 60 days of October 1, 2003, even though the individual directors and executive officers have filed proofs of claim with the Bankruptcy Court for all remaining deferred stock units and therefore said units referenced in the table will not be eligible for conversion and distribution as contemplated by the referenced plans.

     The table also reflects shares subject to nonqualified stock options issued to the named individuals pursuant to the Directors' Stock Plan or the Stock Incentive Plan which could have been exercised by the named individuals on October 1, 2003, or that will become exercisable within 60 days after October 1, 2003. If exercised as described above, the stock options included in the above table would have no value since the price of the Company's common stock on that date was less than the exercise price on all the options which could have been exercised through that date.

     For each named individual, a footnote indicates the number of shares of common stock, deferred stock units, options, and other indirectly held shares included in the total number. The footnote also identifies the extent to which each of the named individuals shares voting power and/or the power to dispose of any of the beneficially owned shares.

     (2) Includes 1,000 shares of common stock, 112,444 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 4,200 shares which are currently exercisable or will become exercisable within 60 days.

     (3) Includes 9,057 shares of common stock, 239,278 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, options to purchase 29,000 shares which are currently exercisable or will become exercisable within 60 days, and 2,000 shares belonging to Joe N. Bailey, Jr., Family Trust in which Mr. Bailey shares investment power.

     (4) Includes 53,955 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, options to purchase 14,500 shares which are currently exercisable or will become exercisable within 60 days, 100 shares owned by Mr. Burnside's son, Frank Burnside III, and 28,736 shares which are owned by Newellton Elevator Company, Inc., which is an affiliate of Mr. Burnside's. Mr. Burnside disclaims beneficial ownership of the 100 shares owned by his son. Mr. Burnside shares the power to vote and dispose of the shares owned by Newellton Elevator Company, Inc.

     (5) Includes 671 shares of common stock, 64,106 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, options to purchase 14,500 shares which are currently exercisable or will become exercisable within 60 days, 14,100 shares which are owned by Dyess Farm Center, Inc., and 2,704 shares which are owned by ABC Ag Center, Inc. Dyess Farm Center, Inc., and ABC Ag Center, Inc., are affiliates of Mr. Dyess's.

     (6) Includes 27,729 shares of common stock, 112,619 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 14,500 shares which are currently exercisable or will become exercisable within 60 days.

     (7) Includes 15,904 shares of common stock, 83,175 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, options to purchase 21,000 shares which are currently exercisable or will become exercisable within 60 days, 1,903 shares which are owned by Pauline W. Howie and John Sharp Howie DBA Cedar Grove Plantation, and 1,378 shares which are owned by Hillsdale Plantation, an affiliate of Mr. Howie's.

     (8) Includes 1,792 shares of common stock, 117,207 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 14,800 shares which are currently exercisable or will become exercisable within 60 days.

     (9) Includes 4,181 shares of common stock, 118,368 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 9,000 shares which are currently exercisable or will become exercisable within 60 days.

     (10) Includes 24,267 shares of common stock, 17,794 deferred stock units under the Executive Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 386,288 shares which are currently exercisable or will become exercisable within 60 days.

     (11) Includes 15,550 shares of common stock, 4,527 deferred stock units under the Executive Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 219,210 shares which are currently exercisable or will become exercisable within 60 days.

     (12) Includes 16,346 shares of common stock, 1,171 deferred stock units under the Executive Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 213,750 shares which are currently exercisable or will become exercisable within 60 days.

     (13) Includes 8,000 shares of common stock, 7,967 deferred stock units under the Executive Deferred Compensation Plan for which a proof of claim has been filed with the Bankruptcy Court, and options to purchase 153,225 shares which are currently exercisable or will become exercisable within 60 days.

     (14) Includes 7,469 shares of common stock and options to purchase 121,250 shares which are currently exercisable or will become exercisable with 60 days.

     (15) Includes 54,094 shares of common stock owned by executive officers not named in the table, 15,174 deferred stock units credited to such officers under the Executive Deferred Compensation Plan for which proofs of claim have been filed with the Bankruptcy Court, and options to purchase 353,090 shares granted to such officers which are currently exercisable or will become exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Securities and Exchange Act of 1934 requires all of the Company's executive officers and directors to report any changes in their ownership of the Company's common stock to the Securities and Exchange Commission and to us. Based solely upon a review of these reports and representations from the reporting persons regarding their ownership, we believe that during fiscal 2003 our executive officers and directors complied with all Section 16 filing requirements, except for the inadvertent failure of the Company to file Form 4s for all directors and officers in accordance with the changed requirements prescribed by the Sarbanes-Oxley Act, with respect to stock options issued July 1, 2002 and phantom stock issued January 1, 2003. Prior to the Sarbanes-Oxley Act, such issuances were filed by the Company on Form 5 as a close of the fiscal year report and therefore would have been filed following June 30, 2003. The Company had accepted the directors' and officers' obligation to file the Form 4s, which were filed July 15, 2003.

CODE OF ETHICS

     The Company's Code of Ethics, last amended in April of 2002, applies to its Chief Executive Officer, Chief Financial Officer and all other employees, including those performing functions related to the Company's financial records and reports, financial condition and cash management system.

     The Company's Code of Ethics consists of written standards reasonably designed to deter wrongdoing and to promote:

    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

    full, fair, accurate, timely, and understandable disclosure in public communications, including reports and documents the Company files with, or submits to, the Commission;

    compliance with applicable governmental laws, rules and regulations;

    prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

    accountability for adherence to the Code.

     The Company's Code of Ethics is posted on its website and may be found at www.misschem.com.

AUDIT COMMITTEE REPORT

Overview

     The Board amended and restated the Charter for the Audit Committee on September 27, 2002, to conform the Audit Committee's responsibilities and composition to new rules adopted by the Securities and Exchange Commission and the provisions of the Sarbanes-Oxley Act. A copy of the Audit Committee Charter is included as Appendix A to this Proxy Statement. On an annual basis, the Audit Committee reviews the adequacy of the Audit Committee Charter and presents to the Board any changes it believes appropriate.

     The Audit Committee consists of three independent, nonemployee directors. All of the members of the Audit Committee are considered by the Board to be financially literate and at least two, Mr. Eastland and Mr. Percy, are considered by the Board to have accounting or related financial management expertise.

Financial Statement Review

     The Audit Committee has: (a) reviewed and discussed the audited financial statements with the management of the Company; (b) discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received from the Company's independent auditors the written disclosures and the letter required by Independence Standard Board Standard No. 1, and has discussed with the Company's independent auditors their independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2003 for filing with the Securities and Exchange Commission.

Independent Auditors

     Effective May 13, 2002, upon the recommendation of the Audit Committee, the Board engaged KPMG LLP ("KPMG") as the Company's independent auditors. Upon the recommendation of the Audit Committee, the Board has selected KPMG as the Company's independent auditor for fiscal 2004.

     Pursuant to procedures adopted by the Audit Committee, the chairman of the Audit Committee, Mr. Eastland, is vested with the authority to approve nonaudit work done by the Company's independent auditors. All such approvals must be presented to the Audit Committee at its next meeting.

Fees Paid to Independent Auditors

     Through May 13, 2002, the Company did not consult with KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. Fees of various types paid or to be paid to KPMG with respect to fiscal 2002 and fiscal 2003 are set forth below:

	Fiscal 2002	Fiscal 2003
Audit and Review Fees	$240,000	$363,487
Audit-Related Fees Quarterly review fees Employee Benefit Plan Audits	N/A $25,000	$47,500 $10,500
Tax Fees	$48,150	$33,252
All Other Fees Bankruptcy administration and reporting services	N/A	$25,502

     The Audit Committee considers the provision of nonaudit-related services to have been compatible with maintaining the auditor's independence.

     Representatives of KPMG are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Composition

     The foregoing report is submitted by the members of the Audit Committee as of the Record Date: Woods E. Eastland (Chairman), W. A. Percy II, and Frank R. Burnside, Jr.

By Order of the Board of Directors /s/ Ethel Truly ETHEL TRULY Corporate Secretary

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
AS ADOPTED BY THE BOARD OF DIRECTORS
ON SEPTEMBER 27, 2002

  PURPOSES AND RESPONSIBILITIES

The purpose of the Audit Committee is to (a) assist Board oversight of (i) the integrity of the financial statements of Mississippi Chemical Corporation (the "Company"), (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent auditors (the "Outside Auditors") and (iv) the performance of the Company's internal audit function and the Outside Auditors, and (b) prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

The Audit Committee has responsibility to:
  oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

  oversee the work of the Company's financial management ("Management"), internal auditors (the "Internal Auditors") and independent auditors (the "Outside Auditors") in these areas;

  ensure that Management properly develops and adheres to a sound system of internal accounting and financial controls and that the Internal Auditors and the Outside Auditors objectively assess the Company's financial reporting, accounting practices and internal controls; and

  provide an open avenue of communication between the Outside Auditors, the Internal Auditors and the Board.

The Audit Committee will adopt policies and procedures for carrying out its responsibilities. Such policies and procedures should be flexible so the Audit Committee may react to changing conditions.
  MEMBERSHIP OF THE COMMITTEE

    The Audit Committee will consist of three or more directors as determined by the Board (upon the recommendation of the Corporate Governance Committee) and appointed in accordance with the Company's bylaws.

    Each member of the Audit Committee shall satisfy the independence and experience requirements of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment.

    The Chairman of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment from time to time.

    The Board (upon the recommendation of the Corporate Governance Committee) will determine a director's eligibility to serve on the Audit Committee.

  MEETINGS OF THE AUDIT COMMITTEE

    The Audit Committee will meet as often as it deems appropriate to discharge its responsibilities, but shall meet at least quarterly. The Audit Committee may ask members of Management, the Outside Auditors, the Internal Auditors or others to attend any of its meetings and to provide any information it may deem appropriate. Meetings may be telephonic.

    To the extent it deems necessary in its business judgment, the Audit Committee will meet separately with Management, the Outside Auditors and the Internal Auditors not less frequently than quarterly to discuss matters for which the Audit Committee has responsibility.

  SPECIFIC RESPONSIBILITIES OF THE AUDIT COMMITTEE

    Selection and Oversight of the Outside Auditors

      The Outside Auditors are ultimately accountable to the Board and the Audit Committee.

      The Audit Committee shall have the sole authority to (a) appoint or replace the Outside Auditors and (b) approve all audit engagement fees and terms, as well as all non-audit engagements of the Outside Auditors.

      The Audit Committee will, at least annually, obtain and review a report by the Outside Auditors describing (a) such firm's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of such firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues, and (c) all relationships between the Outside Auditors and the Company (in order to assess the Outside Auditors' independence).

      The Audit Committee will evaluate the qualifications, performance and independence of the Outside Auditors, including considering whether the Outside Auditors' quality controls are adequate and the provision of non-audit services is compatible with maintaining the Outside Auditor's independence and taking into account the opinions of Management and the Internal Auditors. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the Outside Auditors.

      The Audit Committee will consider whether, in order to assure the continuing independence of the Outside Auditors, it is appropriate to adopt a policy of rotating the lead and/or concurring audit partner of the Outside Auditors.

    Appointment and Oversight of Internal Auditors.

      The Audit Committee will review and concur in the appointment, replacement, reassignment or dismissal of the Company's Manager, Corporate Audit and the size of the audit staff.

      The Audit Committee will, as it deems necessary in its business judgment, evaluate the Internal Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

    Oversight and Review of Accounting Principles and Practices and Internal Controls.

    The Audit Committee will, as it deems necessary in its business judgment, exercise oversight of, and review and discuss with Management, the Outside Auditors and the Internal Auditors:

      the quality, appropriateness and acceptability of the Company's accounting principles used in its financial reporting, the clarity of the financial disclosures made, changes in the Company's accounting principles or practices, the application of particular accounting principles and disclosure practices by Management to new transactions or events;

      potential major changes in generally accepted accounting principles and the effect of those changes on the Company's financial statements;

      changes in accounting principles and financial reporting policies proposed to be implemented by the Company;

      significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company's financial statements;

      information regarding any "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

      Management's compliance with the Company's processes, procedures and internal controls;

      the adequacy and effectiveness of the Company's internal accounting and financial controls and the recommendations of Management, the Outside Auditors and Internal Auditors for the improvement of accounting practices and internal controls;

      disagreements between Management and the Outside Auditors or the Internal Auditors regarding the application of any accounting principles or any other matter;

      all material off-balance sheet transactions, including related-party transactions, that could have a material effect on the Company's financial statements;

      information regarding the value of goodwill on the balance sheet;

      information on the carrying value on the balance sheet of impaired or non-performing assets;

      information regarding any substantial risk that accrued revenue of a significant amount will be unrealized;

      the existence of material pledges or guarantees by the Company of the obligations of others, including employees;

      the existence and disclosure of all material related-party transactions;

      method of accounting of any derivatives and its compliance with applicable standards;

      discussion of all material contingent liabilities; and

      the status of compliance with loan covenants.

    Oversight and Monitoring of the Company's Financial Statements and Audits.

    The Audit Committee will, as it deems necessary in its business judgment:

      review with the Outside Auditors, the Internal Auditors and Management the audit function generally, the scope of proposed audits of the Company's financial statements and the audit procedures to be used in those audits;

      review the audit efforts with the Outside Auditors, the Internal Auditors and Management to ensure effective use of audit resources;

      review information regarding internal audits;

      review with the Outside Auditors and Management each set of audited financial statements and the notes to those financial statements and, with respect to the Company's audited financial statements for the preceding fiscal year, to recommend whether those audited financial statements should be included in the Company's Annual Report on Form 10-K relating to that fiscal year; and

      discuss with the Outside Auditors any serious difficulties or disputes with Management encountered during the course of the audit, including any adjustments to the financial statements recommended by the Outside Auditors and rejected by Management.

    Communications with the Outside Auditors.

    The Audit Committee will, as it deems necessary in its business judgment, communicate with the Outside Auditors:

      to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial reporting;

      obtain the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit, including topics covered by SAS 54, 60, 61 and 82, and any issues involving the Company on which the Outside Auditors communicated with their national office;

      require the Outside Auditors to review the financial information included in the Company's Quarterly Reports on Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Securities and Exchange Commission (the "Commission") prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company's Quarterly Reports on Form 10-Q any reports of the Outside Auditors required by Rule 10-01(d).

    Communications with the Internal Auditors.

    The Audit Committee will, as it deems necessary in its business judgment, communicate with the Internal Auditors to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial and accounting personnel and the impact of each on the quality and reliability of the Company's financial statements.

    Communications with Management.

    The Audit Committee will, as it deems necessary in its business judgment, communicate with Management to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, the Outside Auditors, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial statements.

    Audit Committee Reports.

      The Audit Committee will prepare annually a report for inclusion in the Company's proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (a) reviewed and discussed the audited financial statements with Management; (b) discussed with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (c) received from the Outside Auditors the written disclosures and the letter required by Independence Standard Board Standard No. 1, as that standard may be modified or supplemented from time to time, and has discussed with the Outside Auditors, the Outside Auditors' independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

      To the extent such information is not included in the annual report of the Audit Committee to be included in the Company's proxy statement relating to its annual shareholders meeting, the Audit Committee will also report at least annually to the Board on significant results of its activities and compliance with this Charter.

    Additional Responsibilities.

    The Audit Committee will:

      As it deems necessary in its business judgment, conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

      Review annually with the General Counsel the controls and policies pertaining to hedging activities with respect to natural gas and fertilizer products.

      Review annually with the Chief Financial Officer the Company's Interest Rate Risk Management Policy. There should also be reviewed at least annually a report showing outstanding interest rate derivatives transactions and market positions.

      Review annually risk management with the Company's risk manager. This review would include the cost and coverage.

      Review annually with the full Board of Directors the adequacy of the Audit Committee Charter.

      Report regularly to the Board on the business conducted by the Audit Committee.

      Evaluate the Audit Committee's performance annually.

      Establish hiring policies for employees or former employees of the Outside Auditor.

ANNUAL MEETING OF SHAREHOLDERS OF

MISSISSIPPI CHEMICAL CORPORATION

Co. #_______________                                                                                     December 2, 2003                                                                                    Acct.# _______________

PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mississippi Chemical Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  [X]

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MISSISSIPPI CHEMICAL CORPORATION
Vote On Directors	CONTROL NUMBER: _______________________________________________
1. Election of Director to serve until 2005: Nominee: 01) John Sharp Howie Election of Directors to serve until 2006: Nominees: 02) Coley L. Bailey 03) Woods E. Eastland 04) W. A. Percy II	FOR ALL [ ]	WITHHOLD All [ ]	For All Except [ ]	To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write the nominee's number on the line below. ______________________________________
Vote On Proposals				For Against Abstain
Amendment of the Articles of Incorporation: Item 4b of the Articles of Incorporation shall be amended to decrease the minimum number of directors from nine to seven.				[ ] [ ] [ ]
3. In their discretion, the proxies are authorized to act on any other matters which may properly come before the meeting and any adjournments or postponements thereof.

The shares represented by this Proxy will be voted at the meeting. This Proxy is solicited on behalf of the Board and will be voted in accordance with the specifications made above. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL NOMINEES AS DIRECTORS AND FOR ALL PROPOSALS.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.)

Yes No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		[ ] [ ]

PROXY	MISSISSIPPI CHEMICAL CORPORATION	PROXY
Annual Meeting of Shareholders -- December 2, 2003 This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Mississippi Chemical Corporation hereby appoints Coley L. Bailey and Charles O. Dunn, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi, at 9:00 a.m. (local time), on Tuesday, December 2, 2003, and at any postponements or adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

If you participate in the MCC Company Stock Fund ("Fund") in the Mississippi Chemical Corporation Thrift Plan Plus (the "Plan"), your proxy represents the number of shares allocable to your Fund account as well as other shares registered in your name. The Plan provides that Vanguard Fiduciary Trust Company, as trustee under the Plan, ("Trustee") will vote the number of shares allocable to your Fund account in accordance with your instructions. Your proxy will serve as voting instructions for the Trustee. If the Trustee does not receive voting instructions for the shares allocable to your Fund account by November 27, 2003, those shares will be voted in accordance with the terms of the Plan.

See Reverse side. If you wish to vote in accordance with the Board's recommendations, just sign on the reverse side. You need not mark any boxes.
PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE. (Continued and to be signed on reverse side.)